Exhibit 10.9










                                   NON-QUALIFIED PLAN OF DEFERRED COMPENSATION
                                           FOR NON-EMPLOYEE DIRECTORS
                                                       OF
                                            MARK IV INDUSTRIES, INC.


                                        ________________________________

                                         First Amendment and Restatement
                                        _________________________________

                                           Effective December 1, 1993
                                  NON-QUALIFIED PLAN OF DEFERRED COMPENSATION
                                           FOR NON-EMPLOYEE DIRECTORS
                                                       OF
                                            MARK IV INDUSTRIES, INC.

                                      ____________________________________

                                         First Amendment and Restatement
                                      _____________________________________


       WHEREAS, Mark IV Industries, Inc., a Delaware corporation having its principal place of business at One Towne Centre, 501 John James Audubon Parkway, Amherst, New York ("Mark IV") adopted a non-qualified plan of deferred compensation known as the "Non-Qualified Plan of Deferred Compensation for Non-Employee Directors of Mark IV Industries, Inc.
(the "Plan"); and

         WHEREAS, the Plan permits the non-employee directors of Mark IV to defer the receipt of payment of all or part of the bonus or other incentive compensation which they may be entitled to receive under the terms of the executive bonus arrangements in effect from time to time for the non-employee directors of Mark IV and to further provide that the amount of the bonus or other incentive compensation, if any, which the Participant defers shall be credited with hypothetical earnings and paid in accordance with the terms of the Plan; and

       WHEREAS, Mark IV desires to amend the Plan to provide that, effective December 1, 1993, non-employee directors shall be permitted to defer the receipt of all or any part of the salary or wages they are entitled to receive and to provide that the amount of the salary or wages deferred by such non-employee directors if any, shall be credited with hypothetical earnings paid in accordance with the terms of this Plan;

          NOW, THEREFORE, Mark IV hereby adopts the following as the First Amendment and Restatement of the Non-Qualified Plan of Deferred Compensation for Non-Employee Directors of Mark IV Industries, Inc. effective as of December 1, 1993:

                                                   SECTION 1.
                                                   Definitions

    1.01 Plan means this non-qualified plan of deferred compensation known as the Non-Qualified Plan of Deferred Compensation for Non-Employee Directors of Mark IV Industries, Inc.

    1.02 Trust Fund means one or more trust funds which may be established by Mark IV pursuant to this Plan, and all the assets at any time held by the Trustee of such trust funds.

    1.03 Trustee means the person or persons, firm or corporation designated by the Board of Directors of Mark IV to serve as Trustee of any Trust Fund which may be created pursuant to the provisions of this Plan, and who, by joining in the execution of the agreement creating such Trust Fund or any amendments thereto, signifies his acceptance of the Trust Fund and any person or persons, firm or corporation duly appointed as successor Trustee.

         1.04 Board of Directors means the Board of Directors of Mark IV.

   1.05 Participant means each member of the Board of Directors that is not an employee of Mark IV or any of its divisions or subsidiaries if such non-employee director has elected or elects to defer the receipt of payment of all or any portion of his Compensation (as hereinafter defined) in accordance with the provisions of this Plan, including any bonus or other incentive compensation to which he may be entitled.

         1.06 Beneficiary means any person or persons designated, in writing, by a Participant to share in the benefits of the Plan after his death, or if none, his spouse, or, if neither, his estate.

    1.07 Committee means the administrative committee, referred to in Section 6.01, designated by the Board of Directors of Mark IV to administer the Plan.

         1.08 Effective Date means December 16, 1992.

         1.10 Anniversary Date means March 1, of each year.

    1.11 Valuation Date means the last day of February of each calendar year.

    1.12 Plan Year means the approximately two and one-half month period beginning December 16, 1992 and ending February 28, 1993 and, thereafter, each 12 consecutive month period beginning on March 1 of each calendar year.

      1.13 Compensation means the total salary or wages paid by Mark IV to a Participant for services rendered to Mark IV as a non-employee director of Mark IV during the fiscal year of Mark IV, including any bonus or other incentive compensation, whether or not such salary, wages, bonuses or other incentive compensation is actually paid as a result of the Participant's election to defer receipt of such Compensation. The decision of the Committee as to what constitutes Compensation within the meaning of the foregoing definition shall be conclusive.


   1.14 Compensation Deferral means, for each Plan Year, the amount, if any, of the salary, wages, bonuses or other incentive compensation payable to a Participant which the Participant has elected to defer the receipt of payment of pursuant to Section 3.01 hereof and which Mark IV has agreed and committed to allocate and pay to such Participant in the future under the terms of this Plan.

   1.15 Applicable Interest Rate means, for each Plan Year, a variable rate of interest, adjusted on a quarterly basis as of March 1, June 1, September 1 and December 1 of each calendar year and equaling one hundred twenty percent (120%) of the Federal long-term interest rate established for such months by the Secretary of the Treasury pursuant to the provisions of
Section 1274 of the Internal Revenue Code and the regulations thereunder.

    1.16 Account means the account or accounts established and maintained by the Committee for each Participant to reflect the amount of the deferred compensation payable to each Participant under the terms of this Plan and, in the event a Trust Fund is established pursuant to Section 5.01 hereof, to reflect the interest of each Participant in the Trust Fund.

     1.17 Phantom Stock means the shares of common stock of Mark IV, if any, which are hypothetically allocated to a Participant's Account pursuant to the terms of this Plan.

      1.18  Dollar Value means, except as otherwise specifically provided in
Section 3.08 hereof, an amount equal to the total dollar amount of the Incentive Compensation Deferrals credited to the Participant's Account together with the interest credited thereon as provided for in this Plan.

     1.19 Share Value means an amount equal to (a) the number of shares of Phantom Stock, if any, credited to a Participant's Account, multiplied by
(b) the applicable price per share of common stock of Mark IV as determined pursuant to Section 3.05 hereof.

     1.20 Fiduciary means any person with respect to the Plan to the extent:

      (a) He exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets;

      (b) He renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan or has any authority or responsibility to do so; or

      (c) He has any discretionary authority or discretionary responsibility in the administration of the Plan.

    This term also includes persons designated by the Committee to carry out fiduciary responsibilities under the Plan. A Fiduciary may serve in more than one fiduciary capacity (including service as both Trustee and Committee) with respect to this Plan.

    1.21 Investment Manager means that person so designated by the Committee to manage and invest designated Plan assets, who acknowledges his acceptance in writing and who is either (a) registered in good standing as an Investment Adviser under the Investment Advisers Act of 1940, (b) a bank, as defined in that Act, or (c) an insurance company qualified to perform investment management services under the laws of more than one state.

    1.22 ERISA means the Employee Retirement Income Security Act of 1974, as amended, and corresponding provisions of future laws, as amended.

   1.23 Affiliate means any corporation under common control with the Employer within the meaning of Internal Revenue Code Section 414(b) and any trade or business (whether or not incorporated) under common control with the Employer within the meaning of Internal Revenue Code Section 414(c).

    1.24 Internal Revenue Code, Code and IRC each mean the Internal Revenue Code of 1986, as amended.
                                                   SECTION 2.
                                                   Eligibility

    2.01 Directors Eligible. Each member of the Board of Directors that is not an employee of Mark IV or any of its direct or indirect wholly owned subsidiaries shall be eligible to participate in the Plan and shall become a Participant in the Plan by delivering the Committee a written election to defer, in accordance with the provisions of this Plan all or part of the salary, wages, bonus or other incentive compensation to which he is otherwise entitled.

     2.02 Participation Form. The Committee shall furnish each non-employee Director a form containing such information as the Committee may desire, including, but not limited to, date of birth of the Participant and the Beneficiary designation of such Participant.

                                        SECTION 3.
                            Incentive Compensation Deferrals


     3.01 Compensation Deferrals. For each Plan Year beginning with the Plan Year ending February 28, 1993, each non-employee Director of Mark IV may elect to defer his receipt of payment of all or any part of the bonus or other incentive compensation to which he is entitled as provided for in the executive bonus and other incentive compensation plans for non-employee Directors of Mark IV. If a Participant makes a Compensation Deferral with respect to his bonus or other incentive compensation payable in connection with the services he has provided for any Plan Year ending on or after February 28, 1993, the amount of the bonus or other incentive compensation which the Participant has elected to defer the receipt of shall not be paid by Mark IV except as provided for hereunder and shall be deemed to be contributed to the Plan as of the end of the Plan Year ending with or within the fiscal year of Mark IV with respect to which such bonus or other incentive compensation is payable to the Participant.

         For each calendar year beginning on or after January 1, 1994, each participant may elect to defer the receipt of payment of all or any part of the salary or wages to which he is entitled. If a Participant makes a Compensation Deferral with respect to all or any part of the salary or wages to which he is entitled, the portion of the salary or wages which the Participant has elected to defer the receipt of shall not be paid by Mark IV except as provided for hereunder and a pro-rata portion of the salary or wages which the Participant is entitled to for each calendar year shall be deemed to be contributed to the Plan as of the end of each calendar month which elapses in a calendar year in which the Participant has elected to defer the receipt of such salary or wages.

   The total amount of Compensation Deferrals made by a Participant (which shall include the total amount of salary, wages, bonus or other incentive compensation which the Participant has elected to defer the receipt of) for a Plan Year, together with any earnings thereon as provided by Section 3.08 hereof, shall represent the amount which Mark IV has agreed to pay to the Participant that makes such Compensation Deferral and, unless a Trust Fund is established pursuant to Section 5.01 hereof, no segregation of any assets of Mark IV for the purpose of paying such Compensation Deferral shall be required.

   A Participant that is eligible to make Compensation Deferrals may make a Compensation Deferral by executing and delivering to the Committee, a form, supplied by the Committee, which provides a description of the amount of the Participant's salary or wages which the Participant elects to defer the receipt of and a description of the portion of the bonus or other incentive compensation which the Participant elects to defer the receipt of (a "Deferred Compensation Election Form"). The Deferred Compensation Election Form shall also contain a statement of the period of time over which payment of the Participant's salary, wages, bonus or other incentive compensation is to be deferred (which period of time may extend beyond the Participant's Normal Retirement Date and may be different for separate and distinct portions (identified by the Participant) of the salary, wages or bonus or incentive compensation which the Participant has elected to defer).
The Deferred Compensation Election Form shall provide, among other things, that the Participant's election to defer the receipt of payment of the salary, wages, bonus or other incentive compensation payable to the Participant is irrevocable and that the Participant waives his right to make any claim for payment of the salary, wages, bonus or other incentive compensation which the Participant has elected to defer except to the extent such amount is payable pursuant to this Plan.

   Notwithstanding the provisions of the preceding paragraph, a Participant's election to defer the receipt of any portion of his salary or wages shall be effective only for the calendar year immediately following the date the Participant delivers his Deferred Compensation Election Form to the
Committee and a Participant's election to defer the receipt of any portion of the bonus or other incentive compensation to which he may be entitled shall be effective only for the bonus or other incentive compensation which is payable as of the end of the Plan Year immediately following the date the Participant delivers his Deferred Compensation Election Form to the Committee. Therefore, in the event a Participant desires to defer the receipt of any portion of the salary or wages which he is otherwise entitled to for a calendar year following a calendar year in which payment of the Participant's salary or wages has been deferred, the Participant must execute and deliver a new Deferred Compensation Election Form to the Committee on or before December 31 of the calendar year preceding the calendar year in which the Participant desires to have the receipt of such Compensation deferred. In addition, in the event a Participant desires to defer the receipt of any portion of the bonus or other incentive compensation he is entitled to for a Plan Year following the Plan Year in which any portion of the bonus or other incentive compensation was deferred, the Participant must execute and deliver a new Deferred Compensation
Election Form to the Committee on or before December 31 of the calendar year preceding the calendar year in which the Participant desires to have the receipt of such Compensation deferred.

    3.02 Participant's Account. The Committee shall establish and maintain an Account in the name of each Participant that makes a Compensation Deferral, which Account shall be credited with the amount of the Compensation Deferral made by the Participant pursuant to the terms of the Deferred Compensation Election Form executed by the Participant and effective for such Plan Year, together with interest thereon as determined pursuant to Section 3.08 hereof and the number of shares of Phantom Stock determined pursuant to
Section 3.04 hereof.

    In the event a Trust Fund is established pursuant to Section 5.01 hereof, the Committee shall establish and maintain, within the Trust Fund, an Account in the name of each Participant. At the time the Trust Fund is established, the Committee shall credit the Account of a Participant with an amount equal to the greater of the Dollar Value and, if applicable, the Share Value of the Participant's Account at the time the Trust Fund is established and, thereafter, the Committee shall credit such Participant's Account with the Participant's share of the net earnings of the Trust Fund and charge such Participant's Account with the net losses of the Trust Fund and distributions from the Trust Fund made on the Participant's behalf.
In the event that this Plan is continued by Mark IV or its successor following the establishment of a Trust Fund, the Committee shall credit the Participant's Account with the amount of Incentive Compensation
Deferrals made to the Plan by the Participant together with earnings or losses thereon.




    3.03 Time of Allocation. For purposes of determining the Dollar Value of a Participant's Account, the amount of the Compensation Deferral to be credited to the Account of a Participant with respect to any salary or wages deferred by the Participant in connection with such Compensation Deferral shall be deemed to be credited to a Participant's Account as of the end of each calendar month during which the Participant was a non-employee Director of Mark IV and the amount of any bonus or other incentive compensation deferred by a Participant in connection with a Compensation Deferral shall be deemed to be credited to such Participant's Account as of the end of the Plan Year ending with or within the fiscal year of Mark IV with respect to which such bonus or other incentive compensation is payable. For purposes of determining the Share Value of a Participant's Account as of the end of any Plan Year, the number of shares of Phantom Stock to be allocated to the Account of a Participant for a Plan Year shall be deemed to be allocated to such Participant's Account, as of the end of such Plan Year.

    3.04 Allocations of Phantom Stock. If a Participant elects to defer all or any portion of his salary or wages as permitted by Section 3.01 hereof, as of the end of each calendar month, the Committee shall credit such Participant's Account with the number of shares of Phantom Stock which could be purchased at a price per share determined pursuant to Section 3.05 hereof using the amount of salary or wages deferred by the Participant for such calendar month, which amount shall be equal to one twelfth of the Compensation (excluding incentive compensation and bonus) which is payable to such Participant for the calendar year for which such deferral is made.
If a Participant elects to defer all or any portion of his bonus or other incentive compensation, as of the end of each Plan Year, the Committee shall allocate to the Account of each Participant, the number of shares of Phantom Stock which could be purchased at a price per share determined in accordance with Section 3.05 hereof using an amount equal to the bonus or other incentive compensation deferred by the Participant for such Plan Year.

      3.05 Pricing of Mark IV Common Stock. For purposes of determining the number of shares of Phantom Stock to be allocated to the Account of a Participant as of the end of any calendar month in connection with the salary or wages deferred by the Participant as provided for by Section 3.01 hereof, the price per share of common stock of Mark IV shall be deemed to be the average of the closing prices per share of common stock of Mark IV during such calendar month as determined from the closing prices per share of common stock of Mark IV. For purposes of determining the number of shares of Phantom Stock, if any, to be allocated to the account of a Participant as of the end of each Plan Year with respect to the bonus or other incentive compensation deferred by the Participant as provided for by Section 3.01 hereof, the price per share of common stock Mark IV shall be deemed to be the average of the closing prices per share of common stock of Mark IV during the month of February for the Plan Year such bonus or other incentive compensation was deferred.




    For purposes of determining the Share Value of a Participant's Account in connection with the determination of the amount of the funds to be transferred to any Trust Fund established pursuant to Section 5.01 hereof, the price per share of common stock of Mark IV shall be the closing price per share of common stock of Mark IV on the day a Change in Control (as defined in Section 5.03 hereof) occurs, as reported by the New York Stock Exchange Composite Index.

   For purposes of determining the Share Value of a Participant's Account if the Participant's status as a member of the Board of Directors of Mark IV is voluntarily or involuntarily terminated for any reason including, but not limited to, the Participant's retirement, death or suffering of a total and permanent disability, the price per share of common stock of Mark IV shall be the average of the closing prices per share of the common stock of Mark IV as reported by the New York Stock Exchange Composite Index for the thirty (30) day period ending on the day the Participant's status as a member of the Board of Directors of Mark IV is terminated.

   If, pursuant to Section 4.05 hereof, a Participant has elected to receive payment of all or any portion of the Participant's Account attributable to Compensation Deferrals while the Participant is still a member of the Board of Directors of Mark IV, for purposes of determining the Share Value of such portion of the Participant's Account, at the time or times for payment of such portion of the Participant's Account, the price per share of the common stock of Mark IV shall be deemed to be the average of the closing prices per share of common stock of Mark IV during the calendar month ending immediately prior to the date for payment of all or any such portion of the Participant's Account as determined by the closing prices per share of common stock of Mark IV for such period as reported by the New York Stock Exchange Composite Index for such month.

   3.06 Anti-Dilution Provisions. The aggregate number of shares of Phantom Stock allocated to a Participant's Account shall be adjusted proportionately in the event of any change, increase or decrease in the total number of issued and outstanding shares of common stock of Mark IV or any change in classification of the shares of common stock of Mark IV without the receipt of consideration by Mark IV as a result of any stock split, reverse stock split or other consolidation of shares of common stock of Mark IV or as a result of any payment of a stock dividend, recapitalization, reclassification or other adjustment in the capital of Mark IV without receipt of consideration by Mark IV.

         3.07 Fractional Shares and Dividends. In the event that any cash dividends are paid with respect to any Phantom Stock allocated to a Participant's Account, an amount equal to the amount of the cash dividends which would be payable with respect to the number of shares of Phantom Stock contained in the Participant's Account shall be allocated by the Committee to the Participant's Account as of the date for payment of such cash dividends specified by Mark IVin the resolution authorizing the payment of such cash dividends.







         In addition, if any fractional shares of common stock of Mark IV would result from the crediting of any Compensation Deferral to a Participant's Account, or in connection with any change in the total number of issued and outstanding shares of common stock of Mark IV without the receipt of compensation by Mark IV, an amount equal to such fractional share of common stock of Mark IV shall be allocated to the Participant's Account for the Plan Year.

         3.08 Allocation of Interest. Subject to the provisions of the following paragraphs, unless a Trust Fund has been established pursuant to
Section 5.01 hereof, as of the end of each Plan Year, the Committee shall increase the Dollar Value of each Participant's Account by an amount equal to the Applicable Interest Rate multiplied by the Dollar Value of such Participant's Account determined as of the end of the preceding Plan Year.
In addition, if a Participant has elected to defer the receipt of all or any portion of his salary or wages by making a Compensation Deferral and if a Trust Fund has not been established pursuant to Section 5.01 hereof, as of the end of each Plan Year, the Committee shall increase the Dollar Value of each such Participant's Account by an amount equal to the amount of interest which would have been earned by applying the Applicable Interest Rate for the immediately preceding Plan Year (adjusted for periods of less than one year) to each of the monthly allocations of salary or wages deferred by the Participant during the Plan Year but only for the period between the date a monthly allocation of the Participant's salary or wages is Participant's Account and the end of the Plan Year. Notwithstanding the foregoing, the proportion of a Participant's Account, if any, which is attributable to cash dividends which would be payable with respect to the shares of common stock of Mark IV allocated to the Participant's Account shall only increased by the Applicable Interest Rate for the immediately preceding Plan (adjusted for periods of less than one year) for the period between the date such cash dividends would be allocated to the Participant's Account and the end of the Plan Year.

     If a Trust Fund has not been established and a Participant's status as a member of the Board of Directors of Mark IV is terminated on account of his death, retirement or suffering of a Total and Permanent Disability, the Committee shall increase the Dollar Value of such a Participant's Account by an amount equal to the amount of interest which would have been earned by the Dollar Value of the Participants' Account determined as of the end of the Plan Year ending prior to the Participant's death, retirement or Total and Permanent Disability and applying the Applicable Interest Rate for such immediately preceding Plan Year (adjusted for periods of less than one year) to such Dollar Value for the period from the end of such Plan Year to the date the Participant's status as a member of the Board of Directors of Mark IV is terminated on account of the Participant's retirement, death or suffering of a Total and Permanent Disability. In addition, if a Participant has elected to make Compensation Deferrals, a Trust Fund has not been established and the Participant's status as a member of the Board of Directors of Mark IV is terminated on account of his death, retirement or suffering of a Total and Permanent Disability, the Committee shall increase the Dollar Value of such Participant's Account by an amount equal to the amount of interest which would have been earned by applying the Applicable Interest Rate (adjusted for periods of less than one year) to each of the monthly allocations of salary or wages made to the Participant's account for the period between the date such monthly allocation to the Participant's Account and the date the Participant's status as a member of the Board of Directors of Mark IV is terminated on account of the Participant's retirement, death or suffering of a Total and Permanent Disability. As soon as practicable following the termination of a Participant's status as a member of the Board of Directors of Mark IV on account of death, retirement or Total and Permanent Disability, the Committee shall compare the Dollar Value of the Participant's Account determined as of the date of the Participant's retirement, death or Total and Permanent Disability (including the amount of any interest thereon as provided for by the two preceding sentences) with the Share Value of the Participant's Account determined as of the date of the Participant's retirement, death or Total and Permanent Disability and the greater of such values shall, thereafter, be deemed the Dollar Value of the Participant's Account determined as of the date the Participant's status as a member of the Board of Directors of Mark IV is terminated on account of the Participant's death, retirement or Total and Permanent Disability.
Thereafter, if a Trust Fund has not been established, the Dollar determined pursuant to the preceding sentence) of the Account of a Participant whose status as a member of the Board of Directors of Mark IV has been terminated on account of his death, retirement or suffering of a Total and Permanent Disability, shall be credited with interest for the period beginning on the date the Participant's status as a member of the Board of Directors of Mark IV is terminated as a result of his death, retirement or Total and Permanent Disability and ending on the date the value of the Participant's Account is distributed. For each Plan Year or portion thereof which elapses during the period beginning on the date a Participant's status as a member of the Board of Directors of Mark IV is terminated on account of his death, retirement or Total and Permanent Disability and ending on the date the value of the Participant's Account is distributed, the interest rate which shall be applied to the Dollar Value of the Account of such Participant shall be the Applicable Interest Rate as in effect for the immediately preceding Plan Year.

     If a Trust Fund has not been established and a Participant's status as a member of the Board of Directors of Mark IV is terminated for any reason prior to his death, retirement or suffering of a Total and Permanent Disability, the Share Value of the Participant's Account, if any, shall be determined as provided in Section 3.05 hereof, and the Committee shall compare the Dollar Value of the Participant's Account determined as of the end of the immediately preceding calendar month with the Share Value of the Participant's Account as of the end of such immediately preceding calendar month, and the greater of such values shall, thereafter, be deemed the Dollar Value of such Participant's Account determined as of the date the Participant's status as a member of the Board of Directors of Mark IV is terminated. Thereafter, the Participant's Account shall be credited with interest during the period beginning on the date the Participant's status as a member of the Board of Directors of Mark IV is terminated and ending on the last day of the calendar month ending immediately before the calendar month in which the Participant's Account is distributed. The amount of such interest for any such period shall be equal to the Applicable
Interest Rate for the immediately preceding Plan Year multiplied by the Dollar Value of the Participant's Account determined as of the end of the immediately preceding Plan Year.

        Upon the occurrence of a Change in Control as defined in Section 5.03 hereof, the Committee shall increase the Dollar Value of each Participant's Account by an amount equal to the amount of interest which would have been earned by the Dollar Value of such Participant's Account determined as of the Plan Year ending prior to the Change in Control and applying the Applicable Interest Rate for such immediately preceding Plan Year to such Dollar Value for the period from the end of such Plan Year to the date on which the Change in Control occurs. In addition, upon the occurrence of a Change in Control, the Committee shall increase the Dollar Value of the Participant's Account by an amount equal to the amount of interest, if any, which would have been earned by applying the Applicable Interest Rate for the immediately preceding Plan Year (adjusted for periods of less than one year) to each of the monthly allocations of salary or wages, if any, made to the Participant's Account for the period between the date such monthly allocation is made to the Participant's Account and the date the Change in Control occurs.

  If a Trust Fund has been established pursuant to Section 5.01 hereof and a Participant's status as a member of the Board of Directors of Mark IV is terminated for any reason prior to his death, retirement or disability, during the period between the date such Participant's status as a member of the Board of Directors of Mark IV is terminated and the date that distribution of the Participant's Account begins, such Participant's Account shall be credited or charged with its proportionate share of the earnings or losses of the Trust Fund.

      3.09 Allocation Does Not Vest Any Interest. The fact that an amount is credited to the Account of a Participant shall not vest in such Participant or any Beneficiary any right, title or interest in any assets of Mark IV except at such time or times and upon the terms and conditions herein provided. In addition, in the event a Trust Fund is established pursuant to Section 5.01 hereof, the fact that an amount is credited to the Account of a Participant shall not vest in such Participant or any Beneficiary any right, title or interest in the assets of the Trust Fund except at such time or times and upon the terms and conditions provided herein.

    3.10 Contributions.  In the event a Trust Fund is established pursuant to
Section 5.01 hereof and, following the establishment of such Trust Fund, Mark IV or its successor elects to continue this Plan, for each Plan Year in which a Participant makes a Compensation Deferral with respect to the bonus or other incentive compensation payable to the Participant, Mark IV or its successor, as the case may be shall, within thirty (30) days following the end of such Plan Year, contribute to the Trust Fund an amount equal to the sum of all such Compensation Deferrals made for the Plan Year. In addition, in the event a Trust Fund is established pursuant to Section 5.01 hereof and, following the establishment of such Trust Fund, Mark IV or its successor elects to continue this Plan, for each Plan Year in which a Participant makes a Compensation Deferral with respect to salary or wages payable to such Participant, Mark IV or its successor, as the case may be, shall, within fifteen (15) days following the end of the calendar month in which any portion of the Participant's Compensation is to be allocated to his Account contribute to the Trust Fund an amount equal to the Compensation Deferrals made by all Participants for such month.





      3.11 Valuation of Trust Fund. In the event a Trust Fund is established pursuant to Section 5.01 hereof, as of each Valuation Date, the Trustee shall determine the net worth of the assets of the Trust Fund and report such value to the Committee in writing. In determining such net worth, the Trustee shall value the assets of the Trust Fund at their fair market value as of such Valuation Date and shall deduct all fees and expenses chargeable to the Trust Fund. Such valuation shall not include any portion of the Compensation Deferral made by the Participant with respect to his bonus or other incentive compensation for the Plan Year ending on such Valuation Date. The Committee shall then adjust the net credit balance in the Accounts of all Participants upward or downward, pro rata, so that the total of such net credit balances will equal such net worth of the Trust Fund as of such Valuation Date. Finally, the Committee shall add to the Account of each Participant, the portion of the contribution, if any, to be made by Mark IV or its successor to reflect the amount, if any, of the Participant's Compensation Deferral with respect to the Participant's bonus or other incentive compensation.

     3.12 Statement of Account. As soon as practicable following the end of each Plan Year, the Committee shall deliver to each Participant a statement of the Dollar Value and the Share Value of his Account including a statement of: (a) the amount of the Participant's Compensation Deferral which is attributable to the deferral of salary or wages and which has been allocated to the Participant's Account for such Plan Year; (b) the amount of the Participant's Compensation Deferral which is attributable to the Participant's deferral of his bonus or other compensation which is to be allocated to the Participant's Account as soon as practicable following the end of such Plan Year; (c) the number of shares of Phantom Stock to be allocated to his Account for such Plan Year; (d) the total Dollar Value of the Participant's Account together with a statement of the interest to be allocated to such Participant's Account for such Plan Year and, (e) the total Share Value, of the Participant's Account.


                                                   SECTION 4.
                                                  Distributions

         4.01 Retirement. Every Participant shall retire for purposes of this Plan upon the acceptance of his resignation from membership in the Board of Directors of Mark IV.

         As soon as practicable following a Participant's retirement, the Committee shall direct Mark IV to distribute to the Participant in one lump sum payment in cash or by check drawn on an account containing sufficient funds, an amount equal to the Dollar Value of the Participant's Account as determined pursuant to Section 3.08 hereof.

         If a Trust Fund has been established pursuant to Section 5.01 hereof, following a Participant's retirement, the Committee shall direct the Trustee to distribute to the Participant in one lump sum payment in cash or by check drawn on an account containing sufficient funds, the value of such Participant's Account within the Trust Fund, determined as of the preceding Valuation Date. The payments required to be made to a Participant pursuant to this paragraph shall be delivered to the Participant no later than sixty (60) days following the date the Participant retires from employment with the Employer.

         4.02 4.03 Death As soon as practicable following the death of a Participant, the Committee shall direct Mark IV to distribute to any surviving Beneficiary designated by the Participant, or, if none, to the Participant's surviving spouse, or if neither to the Participant's estate, in one lump sum payment in cash or by check drawn on an account containing sufficient funds, an amount equal to the Dollar Value of the deceased Participant's Account as determined pursuant to Section 3.08 hereof.

         If a Trust Fund has been established pursuant to Section 5.01 hereof, following a Participant's death, the Committee shall direct the Trustee to distribute to any surviving Beneficiary designated by the Participant, or, if none, to the Participant's surviving spouse, or, if neither, to the Participant's estate, in one lump sum payment in cash or by check drawn on an account containing sufficient funds, the value of such Participant's Account within the Trust Fund determined as of the preceding Valuation Date. The payments required to be made pursuant to this paragraph shall be delivered to the Participant's Beneficiary, or if none to the Participant's surviving spouse, or if neither to the Participant's estate no later than 60 days following the Participant's death.

    (a)     Proof of Death   The Committee may require such proper proof
of death and such evidence of the right of any person to receive payment of a deceased Participant's Account as the Committee may deem desirable. The Committee's determination shall be conclusive.

    (b)      Designation of Beneficiary   Each Participant may designate a
Beneficiary of his own choosing, and may in addition name a contingent Beneficiary. Such designation shall be made in a form satisfactory to the Committee. Any Participant may at any time revoke or change his Beneficiary designation by filing written notice with the Committee.

      4.04 (a) Disability. As soon as practicable following the date it is determined that a Participant suffers from a total and permanent disability, the Committee shall direct Mark IV, to distribute and pay to the Participant in one lump sum payment in cash or by check drawn on an account containing sufficient funds, an amount equal to the Dollar Value of the Participant's Account as determined pursuant to Section 3.08 hereof.

  If a Trust Fund has been established pursuant to Section 5.01, after it is determined that the Participant suffers from a Total and Permanent Disability, the Committee shall direct the Trustee to distribute and pay to the Participant in one lump sum payment in cash or by check drawn on an account containing sufficient funds, an amount equal to the value of such Participant's Account within the Trust Fund determined as of the preceding Valuation Date. The payments required to be made pursuant to this paragraph shall be delivered to the Participant no later than 60 days following the date it is determined that the Participant suffers from a Total and Permanent Disability.

       (b) Total and Permanent Disability. For purposes of this Plan, Total and Permanent Disability shall mean a presumably permanent physical or mental condition of a Participant resulting from a bodily injury or disease or mental disorder which renders him incapable of continuing in the employment of the Employer or any Affiliate.

    (c) Determination of Total and Permanent Disability. The total and permanent disability of any Participant shall be determined by a licensed physician in accordance with uniform principles consistently applied, upon the basis of independent medically determined evidence.

     4.05 Vesting. Each Participant shall at all times have a 100% vested interest in the entire Dollar Value and the entire Share Value of his Account.

     4.06 Distribution of Compensation Deferrals. A Participant shall be entitled to receive payment of all or any portion of the amount of his Compensation Deferral for a Plan Year at the time or times specified in the Deferred Compensation Election Form executed by the Participant with respect to such Plan Year notwithstanding the fact that the Participant is an active member of the Board of Directors of Mark IV at the time such payment is to be made to the Participant. As soon as practicable following the date specified by the Participant in his Deferred Compensation Election Form
(and, in no event later than ten (10) days following such date), the Committee shall distribute and pay to the Participant in one (1) lump sum payment in cash or by check drawn on an account containing sufficient funds, the percentage, specified in the Participant's Deferred Compensation Election Form, of the Dollar Value or the Share Value, whichever is greater, of the Participant's Compensation Deferral made in connection with such Deferred Compensation Election Form. If a Participant's Deferred Compensation
Election Form provides for the partial payment to a Participant of the Participant's Compensation Deferral, the Dollar Value and the Share Value of the Participant's Compensation Deferral Account shall be reduced in an amount equal to the percentage of the Compensation Deferral that is to be paid to the Participant.





    If a Trust Fund has been established pursuant to Section 5.01 hereof, at the time a Participant is entitled to payment of all or any portion of his Compensation Deferral for a Plan Year as provided for the Deferred Compensation Election Form executed by the Participant for such Plan Year, the Committee shall direct the Trustee to distribute to the Participant in one (1) lump sum payment in cash or by check drawn on an account containing sufficient funds, the portion of the Participant's Account which is attributable to the portion of the Compensation Deferral which the Participant is entitled to receive payment of together with any earnings
(or less any losses) of the Trust Fund attributable to such amount.

    4.07 Termination of Board Membership and Distribution of Vested Benefits. Upon a Participant's voluntary or involuntary termination of his status as a member of the Board of Directors of Mark IV other than by reason of retirement, death or disability, the Dollar Value, as determined pursuant to
Section 3.08 hereof, of such Participant's Account shall be distributed to, or in the case of the Participant's death, on behalf of, the Participant within sixty (60) days following the date the Participant's status as a member of the Board of Directors is terminated. As soon as practicable after such former Participant is entitled to distribution as provided in the preceding sentence, the Committee shall direct Mark IV to distribute the Dollar Value of the Participant's Account as determined pursuant to
Section 3.08 hereof together with any earnings thereon to such former Participant or his Beneficiary in one lump sum payment in cash or by check drawn on an account containing sufficient funds. If a Trust Fund has been established pursuant to Section 5.01 hereof, following the date a former Participant is entitled to a distribution as provided in this Section 4.06, the Committee shall direct the Trustee to distribute to or on behalf of the Participant in one lump sum payment in cash or by check drawn on an account containing sufficient funds, an amount equal to the value of the Participant's Account within the Trust Fund. Payments required to be made from the Trust Fund to or on behalf of a former Participant as provided in this paragraph shall be made no later than sixty (60) days following the date the Participant's status as a member of the Board of Directors is terminated. During the period between the date a Participant's status as a member of the Board of Directors of Mark IV is terminated and the date the Participant's Account is to be distributed, the Participant's
Account shall be credited with interest as provided in Section 3.08 or, if a Trust Fund has been established pursuant to Section 5.01, the Participant's Account shall be credited or charged with its proportionate share of the earnings or losses of the Trust Fund.

   At the time a former Participant is entitled to distribution, according to its records, the Committee shall send, by registered or certified mail directed to his address last known to the Committee, a notice informing him as to his rights with respect to any amounts held for him and requesting confirmation of his address and age. Each Participant and former
Participant has the obligation to keep the Committee informed of his address. In the event the Committee is unable to locate such former Participant within four (4) years, the amount held for his benefit shall be forfeited; provided, however, if a claim is made by the Participant or his Beneficiary for the forfeited amount, such amount shall be reinstated into his Account.

    4.08 Certain Additional Payments by Mark IV. In the event that a "Change in Control" as defined in Section 5.03 occurs and, thereafter, it shall be determined that any payment or distribution by Mark IV to or for the benefit of any Participant under this Plan, whether paid or payable or distributed or distributable pursuant to this Plan would be subject to any income, excise or other tax under the Internal Revenue Code of 1986, as amended, or any interest or penalties with respect to such income, excise or other tax (the aggregate amount of any such income, excise or other taxes together with any interest or penalties relating to such income, excise and other taxes being hereinafter collectively referred to as the "Taxes") then such Participant shall be entitled to payment by Mark IV or its successor of an additional payment
(the "Gross Up Payment") in an amount such that the net amount distributed to or on behalf of the Participant, after payment by such Participant or his Beneficiary of all Taxes (including any Taxes imposed on the Gross-Up
Payment) equals the value of the Participant's Account which is paid and distributed to the Participant under the terms of this Plan. The determination of the amount of the Gross-Up Payment shall be made by Mark IV within thirty (30) days following the date a Participant becomes entitled to payment under the provisions of this Plan, or, if earlier, within thirty (30) days following written notice from a Participant that the Internal Revenue Service has made a claim that amounts paid or payable, or distributed or distributable under this Plan are subject to income, excise or other taxes; provided that the Participant gives written notice to the Committee of such Internal Revenue Service claim at least ten (10) days following receipt of the same. The determination of the amount of the Gross-Up Payment to be made by Mark IV shall be based on:

         (a) the applicable marginal rate of Federal income taxation which would be in effect with respect to the calendar year in which the Gross-Up Payment is to be made for a total Compensation equal to the sum of:
(i) amount of the payment to be made under this Plan which is subject to Taxes and (ii) the amount of the Gross-Up Payment; and

    (b) any applicable state and local taxes at the applicable marginal rate of such taxes with respect to the calendar year in which the Gross-Up Payment is to be made based upon a total Compensation equal to the sum of: (i) the amount of the payment to be made under this Plan which is subject to Taxes and (ii) the amount of the Gross-Up Payment.

     4.09 Right to Payment of Deferred Compensation. Each Participant, upon satisfying the requirements for payment and distribution of his Account pursuant to the terms of this Plan, shall have a valid and enforceable claim against Mark IV for payment of the amount described in the applicable provisions of this Plan together with the amount of any applicable Gross-Up Payment. Notwithstanding the foregoing, no Participant, spouse or Beneficiary shall have any interest in any particular assets of Mark IV by reason of the right to receive deferred compensation under this Plan and any such Participant, spouse or Beneficiary shall have only the rights of a general unsecured creditor of Mark IV with respect to any deferred compensation payable under this Plan.

                                                   SECTION 5.
                                    Trust Established Upon Change in Control

      .01 Establishment of Trust. Upon the occurrence of a Change in Control (as hereinafter defined), Mark IV or its successors shall establish a Trust Fund for the purpose of holding and investing assets of Mark IV to be used for payment of the deferred compensation to be provided to Participants under this Plan. The terms and conditions of the agreement containing the terms of the Trust Fund shall be consistent with the terms and conditions required by rulings and regulations of the Internal Revenue Service for a trust to be classified as a "Rabbi Trust" within the scope of Internal Revenue Service Private Letter Ruling No. 8113017 and Internal Revenue Service Private Letter Ruling No. 8907034 such that the amounts payable under this Plan will not be immediately taxable to the Participants to whom such amounts are payable under the terms of this Plan by virtue of the establishment of such Trust Fund and contribution of assets thereto or by virtue of the acquisition by any such Participants of a vested interest in the deferred compensation payable hereunder.

    5.02 Contributions to Trust. Promptly upon the occurrence of a Change in Control (as hereinafter defined), but in any event not later than sixty (60) days following the occurrence of the Change in Control, Mark IV or its successor shall determine for each Participant, the Dollar Value and the Share Value of the Participant's Account as of the date the change in Control occurs. Thereafter, Mark IV or its successor shall pay to the Trustee, to be held pursuant to the Trust Fund, cash or immediately available funds, an amount for each Participant which is equal to the greater of the Dollar Value and the Share Value of the Participant's Account determined as of the date the Change in Control occurs.

     5.03 Change in Control. For purposes of this Plan, a Change in Control shall occur if (i) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended
(the "Act")) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act) of more than twenty percent (20%) of the then outstanding voting stock of Mark IV, otherwise than through a transaction arranged by, or consummated with the prior approval of its Board of Directors, or (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors (and any new director whose election to the Board of Directors or whose nomination for election by Mark IV's shareholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) (hereinafter referred to as the "Continuing Directors") cease for any reason to constitute a majority thereof; or (iii) the shareholders of Mark IV approve a merger or consolidation of Mark IV with any other corporation, other than a merger or consolidation which would result in the voting securities of Mark IV immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting securities of Mark IV or such surviving entity outstanding immediately after such merger or consolidation (provided, however, that if prior to the merger or consolidation, the Board of Directors adopts a resolution that is approved by a majority of the Continuing Directors providing that such merger or consolidation shall not constitute a "change in control" for purposes of the Plan, then such a merger or consolidation shall not constitute a "change in control"), or (iv) the shareholders of Mark IV approve an agreement for the sale or disposition by Mark IV or all or substantially all the assets of Mark IV. Notwithstanding the provisions of Sections 7.01 and 7.02 hereof, the foregoing provisions of Sections 5.01, 5.02 and 5.03 hereof may not be amended within three (3) years following a "change in control" without the written consent of a majority in both number and interest of the Participants who are actively employed by the Employer, both immediately prior to the "change in control" and at the date of such amendment.

      5.04 Investment Policy. In determining its investments hereunder, the Trustee or any duly appointed Investment Manager shall consider the short and long range needs of the Plan communicated to them by the Committee. Benefits may be provided through any combination of investment media designated to provide the requisite liquidity, growth and security appropriate to this Plan.

     5.05 Trustee Responsibilities. Following the establishment of a Trust pursuant to Section 5.01 hereof, the Trustee appointed to administer the Trust Fund shall be deemed a Fiduciary and shall discharge his duties for the exclusive benefit of Participants in the Plan.


                                                   SECTION 6.
                                                 Administration


      6.01 The Committee. The Board of Directors of Mark IV shall appoint an administrative committee to administer the Plan as the plan administrator.
The Committee shall be the named fiduciary of the Plan with respect to Plan administration and, if a Trust Fund is established pursuant to Section 5.01 hereof, the Committee shall be a named fiduciary with respect to the appointment of an Investment Manager to manage any assets of the Plan.
The Committee shall consist of officers or other employees of the Employer, or any other individuals, who shall serve at the pleasure of the Board of Directors of Mark IV. Any member may resign by delivering his written resignation to the Board of Directors. Vacancies arising by resignation, death, removal or otherwise shall be filled by the Board of Directors of Mark IV. If at any time no members are currently serving as the Committee, or if no Committee is appointed, the Board of Directors of Mark IV shall be deemed to be the Committee.

    6.02 General Duties and Responsibilities. The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan. Any interpretation, construction or determination made in good faith shall be final and conclusive. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of this Plan. The Committee as named fiduciary may employ attorneys, accountants and such other advisors to advise it with respect to its duties and obligations as it deems appropriate.

   6.03 Funding Policy.  In the event a Trust Fund is established pursuant to
Section 5.01 hereof, the Committee shall establish a funding policy and method consistent with the requirements of law and designed to protect the interests of Plan Participants. The Committee shall thereafter review, and if necessary, change such funding policy and method.

        6.04 Allocation and Delegation of Responsibilities. As the named fiduciary, the Committee may engage agents to assist it in carrying out its functions hereunder. The Committee members are expressly authorized to allocate among themselves and/or delegate to other named persons or parties, fiduciary responsibilities, other than Trustee responsibilities. In the event a Trust Fund is established pursuant to Section 5.01 hereof, the Committee may appoint an Investment Manager and delegate to him the authority to manage, acquire, invest or dispose of all or any part of the Trust Fund assets. With regard to the assets entrusted to his care, the Investment Manager shall provide written instructions and directions to the Trustee, who shall in turn, be entitled to rely thereon. Appointments and delegations shall be evidenced by a signed written document, which must be retained with the other Plan documents.

  6.05 Bonding. The Committee shall be responsible for procuring bonding for any persons dealing with the Plan or its assets as may be required by law or by this Plan.


         6.06 Records, Reporting and Disclosure. The Committee shall maintain all the records necessary for the administration of the Plan. The Committee shall also be responsible for preparing and filing such annual reports and tax forms as may be required by law. The Committee shall furnish and/or make available for inspection by each Participant covered under the Plan and to each Beneficiary who is entitled to receive benefits under the Plan, such information and reports as may be required by law.

    6.07 Expenses and Compensation. The expenses necessary to administer the Plan shall be borne by Mark IV and, if necessary, shall be reimbursed to the Plan. In the event a Trust Fund is established pursuant to Section 5.01 hereof, upon the failure of Mark IV to pay said expenses, the Trustee shall pay said expenses out of the Plan assets. Expenses include, but are not limited to, those involved in retaining necessary professional assistance from an attorney, an accountant, an actuary, or an investment advisor.
The Employer shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties. The Committee, with the approval of the Employer, may receive reasonable compensation for services rendered in administering this Plan, provided the member performing the services is not a full-time employee of any Employer maintaining this Plan.

     6.08 Information from Employer. To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, their employment, their retirement, death, disability or termination of employment, and such other pertinent facts as the Committee may require.
The Committee shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's duties under the Plan. The Committee is entitled to rely on such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

   6.09 Multiple Signatures. In the event that more than one person has been duly nominated to serve on the Committee, one signature may be relied upon by any interested party as conclusive evidence that the Committee has duly authorized the action therein set forth and as representing the will of and binding upon the whole Committee. No person receiving such documents or written instructions and acting in good faith and in reliance thereon shall be obliged to ascertain the validity of such action under the terms of this Plan and Trust. The Committee shall act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting.

     6.10 General Fiduciary Liability. The Employer, its Board of Directors, the Committee, the Trustee and any Fiduciary with respect to this Plan and, if applicable, the Trust Fund created pursuant hereto shall not be liable for any actions taken or omitted by any of them except for such acts involving gross negligence or willful misconduct of the party to be charged and except as required by ERISA. Nothing contained in this Section 6.10 shall be deemed to release, discharge or otherwise limit the liability of Mark IV, or, if a Trust Fund is established pursuant to Section 5.01 hereof, the liability of the Trust Fund and any successor in interest to Mark IV for payment to Participants of the amounts described in this Plan.

      6.11 Liability Insurance. The Committee may purchase, as an authorized expense of the Plan, liability insurance for the Plan and/or for its Fiduciaries to cover liability or losses occurring by reason of the act or omission of a Fiduciary, providing such insurance contract permits recourse by an Insurer against the Fiduciary in the case of breach of fiduciary obligation by such Fiduciary. Any Fiduciary may purchase on behalf of himself, insurance to protect himself in the event of a breach of fiduciary duty and the Employer may also purchase insurance to cover the potential liability of one or more persons who serve in a fiduciary capacity with regard to this Plan.

     6.12 Benefit Claims Procedures. The Committee shall establish a benefit claims procedure. Such procedure shall provide for the filing of claims for benefits, adequate notice in writing to any Participant or Beneficiary whose claim for benefits has been denied, setting forth the specific reasons for such denial and written in a manner calculated to be understood by the Participant, and afford a reasonable opportunity to any Participant whose claim for benefits has been denied for a full and fair review by the Committee of the decision denying the claim.


                                                   SECTION 7.
                                        Amendment, Termination and Merger

         7.01 Amendment. The Board of Directors of Mark IV shall have the right at any time and from time to time without the consent of any Participant or Beneficiary to amend, in whole or in part, any or all of the provisions of this Plan. No amendment to the Plan shall be effective to the extent that it has the effect of decreasing the value of a Participant's Account or depriving any Participant or the Beneficiary of any Participant of any amount payable (whether immediately or in the future) to such Participant or Beneficiary under the terms of this Plan as in effect on the date of such amendment.

   7.02 Termination. Mark IV, by action of its Board of Directors shall have the right at any time to discontinue its contributions hereunder and to terminate this Plan. Upon complete termination of the Plan or upon the occurrence of any event which constitutes a partial termination pursuant to IRC Section 411(d)(3), whether by action of the Board of Directors or otherwise, all Participants shall become fully and nonforfeitably vested in the value of their respective Accounts; provided, however, in the case of a partial termination, full vesting shall only be applicable to that part of the Plan and the Participants covered thereunder that is terminated.

     7.03 Continuation of Plan by Successor. Mark IV will require any person, firm, corporation or other entity that becomes a successor to Mark IV, (whether direct or indirect, by purchase of stock or assets, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Mark IV to expressly assume and agree to perform the provisions of this Plan as in effect at the time any such person, firm, corporation or other entity becomes a successor to Mark IV, in the same manner and to the same extent that Mark IV would be required to perform it if no such succession had taken place. Unless this Plan be sooner terminated, a successor to the business of Mark IV by whatever form or manner resulting, may continue this Plan after such person, firm, corporation or entity becomes a successor to Mark IV by executing an appropriate supplemental agreement.
In the event any successor to the business of Mark IV shall not elect to continue this Plan within the ninety days after such person, firm, corporation or other entity becomes a successor to Mark IV, this Plan shall be deemed to be terminated and the obligation to pay to each Participant the amounts described herein at the times provided for herein shall become fixed and binding obligations of such successor.


                                                   SECTION 8.
                                                  Miscellaneous



         8.01 No Rights Created by Plan and Trust - Terms of Employment Not Affected. Neither the establishment of the Plan or Trust nor any modification hereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant, Beneficiary or other person any legal or equitable right against the Employer or any officer or Employee thereof, or the Trustee, or the Committee, except as herein provided. Under no circumstances shall participation in this Plan by an Employee constitute a contract of continuing employment or in any manner obligate the Employer to continue the services of an Employee.

    8.02 Participants Rights Unsecured. Unless the establishment of a Trust Fund is required pursuant to Section 5.01 hereof, the Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of Mark IV for payment of any distributions hereunder. The rights of a Participant or his Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of Mark IV and neither the Participant nor his Beneficiary shall have any rights in or against any specific assets of Mark IV including, but not limited to, any assets contained in any Trust Fund established pursuant to
Section 5.01 hereof.

      8.03 No Guaranty of Benefits. Nothing contained in this Plan shall be deemed to constitute a guaranty by Mark IV or any other entity or person that the assets of Mark IV will be sufficient to pay the benefits hereunder.

     8.04 Execution of Receipts and Releases. Any payment to any Participant, or to his legal representatives or Beneficiary, in accordance with the provisions of this Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Plan, and the Committee may require such Participant, legal representative, or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefor in such form as it shall determine.

    8.05 Benefits Non-Assignable. No benefit which shall be payable to any person under this Plan, (including a Participant or his Beneficiary), whether payable out of the general assets of Mark IV or payable out of the Trust Fund, shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts or any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Committee or the Trustee, except to such extent as may be required by law.

     8.06 Construed Under Applicable Federal Law and New York Law. This Plan shall be construed according to applicable Federal Law and the laws of the State of New York and all provisions hereof shall be administered according to such laws.


      8.07 Masculine Gender to Include Feminine; Singular to Include Plural. Wherever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

   8.08 Heading No Part of Plan. Heading of sections and subsections of this instrument are inserted for convenience of reference only. They constitute no part of this Plan are not to be construed in the construction hereof.

         8.09 Counterparts. This instrument may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

                 IN WITNESS WHEREOF, the Mark IV Industries, Inc. has caused this Plan to be executed as of the 30th day of November, 1993.


                                                MARK IV INDUSTRIES, INC.



                                                By: Richard L. Grenolds
                                                    Vice President and
                                                     Chief Accounting Officer